Exhibit 4.4

STOCK OPTION AGREEMENT

COVISINT CORPORATION

2009 LONG TERM INCENTIVE PLAN

AMENDMENT NO. 1

Pursuant to Sections 10.6 and Section 10.7 of the 2009 Long Term Incentive Plan (the “Plan”) of Covisint Corporation (the “Company”), «firstname» «lastname» (the “Option Holder”), by delivering and not withdrawing the Option Holder’s consent to amend each of the Option Holder’s outstanding Stock Option Agreements issued under the Plan before the Expiration Time (as defined in the Offer to Amend Stock Option Agreements to Comply with Code Section 409A and Other Changes, dated November 28, 2012), the Board of Directors of the Company (the “Board”) hereby agrees to amend each of the Option Holder’s outstanding Stock Option Agreements issued under the Plan as follows:

I. Section 1 of the Stock Option Agreement is amended in its entirety to read as follows:

1. Exercise Schedule. Subject to the terms contained in this Agreement and in the Plan, your Option shall become 100% Vested on the closing of the Initial Public Offering and you may exercise the Option to purchase the shares of the Company according to the following schedule (“Option Exercise Schedule”) (unless a portion or all of the following Exercise Schedule is accelerated pursuant to Section 5(a), (c) or (d)):

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40% of your Option shall be exercisable beginning on January 1 and ending December 31 of the first calendar year immediately following the calendar year in which the closing of the Company’s Initial Public Offering occurs (“First Exercise Period”);

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30% of your Option shall be exercisable beginning on January 1 and ending December 31 of the second calendar year following the calendar year in which the closing of the Company’s Initial Public Offering occurs (“Second Exercise Period”); and

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30% of your Option shall be exercisable beginning on January 1 and ending December 31 of the third calendar year following the calendar year in which the closing of the Company’s Initial Public Offering occurs (“Third Exercise Period”).

The First Exercise Period, Second Exercise Period and Third Exercise Period shall be generally referred to as the “Exercise Period.” The Company must receive confirmation from E*TRADE that you have exercised your Option (“Notice of Exercise”) on or before December 31 of the applicable Exercise Period in order for such portion of your Option to be deemed exercised during such Exercise Period. If you fail to exercise the designated portion of your Option pursuant to the time periods detailed above, such designated portion shall be deemed forfeited at 11:59PM Eastern Time on December 31st of the respective Exercise Period and shall no longer be available for exercise. For example, if you fail to exercise some or all of the 40% portion of your Option during the First Exercise Period, such portion shall be forfeited and no longer exercisable at 11:59PM Eastern Time on December 31st of the First Exercise Period.

In all cases under this Agreement, following the Company’s receipt of your Notice of Exercise, your shares under the Option shall be settled within five days following the Company’s receipt of the Notice of Exercise. It is your responsibility to follow up with the Company to confirm that the Company has received your Notice of Exercise. The Company is not responsible for any lost or misdirected notifications of your Notice of Exercise.

II. Section 4 of the Stock Option Agreement is amended in its entirety to read as follows:

4. Change in Control. Subject to Section 9.2(b) of the Plan, upon a Change in Control of the Company, the Option shall immediately become fully vested and 100% exercisable (to the extent not otherwise forfeited or expired pursuant to this Agreement) on the date of a Change in Control and remain exercisable until the later of: (i) 85 days following the date of a Change in Control or (ii) December 27th of the calendar year in which the Change in

Control occurs ((i) and (ii) are collectively referred to as the “Change in Control Exercise Period”); provided that, notwithstanding the Change in Control Exercise Period, the Option shall no longer be exercisable after the Expiration Date. For purposes of this Section 4, an event shall constitute a Change in Control only to the extent it also satisfies the requirements of a “change in ownership of a corporation,” “change in effective control of a corporation,” or a “change in ownership of a substantial portion of a corporation’s assets” as defined under Section 409A of the Code and the regulations thereunder (collectively referred to as “Section 409A”). If you die during the Change in Control Exercise Period or, if earlier, prior to the Expiration Date, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right to exercise your vested Option until the expiration of the Change in Control Exercise Period or, if earlier, the Expiration Date. The Company must receive the Notice of Exercise before the expiration of the Change in Control Exercise Period or, if earlier, by the Expiration Date, in order for you to be considered to have exercised your Option under this Section 4. Your Option shall be forfeited and no longer exercisable upon the close of business on the dates specified in the preceding sentence.

III. Section 5 of the Stock Option Agreement is amended in its entirety to read as follows:

5. Termination of Employment.

(a) (i) If your employment is terminated by your employer without Cause (so long as such termination constitutes a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h)), 100% of your vested Option that was not otherwise forfeited or expired pursuant to this Agreement shall be immediately exercisable until the later of: (A) 85 days following the date of such termination or (B) December 27th of the calendar year in which such termination occurs ((A) and (B) are collectively referred to as the “Involuntary Termination Exercise Period”); provided that, notwithstanding the Involuntary Termination Exercise Period, the Option shall no longer be exercisable after the Expiration Date. If you die during the Involuntary Termination Exercise Period or, if earlier, prior to the Expiration Date, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right to exercise your vested Option until the expiration of the Involuntary Termination Exercise Period or, if earlier, the Expiration Date. The Company must receive the Notice of Exercise before the expiration of the Involuntary Termination Exercise Period or, if earlier, by the Expiration Date, in order for your Option to be deemed exercised under this Section 5(a)(i). Your Option shall be forfeited and no longer exercisable upon the close of business on the dates specified in the preceding sentence.

(ii) If you voluntarily terminate employment with your employer (so long as such termination constitutes a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h)), you may exercise only that portion of your vested Option that is exercisable during the calendar year in which you terminate, according to the Option Exercise Schedule described in Section 1 of this Agreement until the later of: (A) 85 days following the date of such termination or (B) December 27th of the calendar year in which such termination occurs ((A) and (B) are collectively referred to as the “Voluntary Termination Exercise Period”); provided that, notwithstanding the Voluntary Termination Exercise Period, the Option shall no longer be exercisable after the Expiration Date. If you die during the Voluntary Termination Exercise Period or, if earlier, prior to the Expiration Date, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right to exercise such portion of your vested Option until the expiration of the Voluntary Termination Exercise Period or, if earlier, the Expiration Date. The Company must receive the Notice of Exercise before the expiration of the Voluntary Termination Exercise Period or, if earlier, by the Expiration Date, in order for your Option to be deemed exercised under this Section 5(a)(ii). Your Option shall be forfeited and no longer exercisable upon the close of business on the dates specified in the preceding sentence.

(b) If your employment is terminated by your employer with Cause, this Option shall terminate and shall not be exercisable by you after such termination. Termination for “Cause” means termination for (1) continued failure to make a good faith effort to perform your duties, (2) any willful act or omission that you knew or should have known would injure the Company, its Parent or any of its Subsidiaries, (3) fraud, (4) dishonesty, (5) commission of a felony, or violation of any law relating to your employment, (6) failure to devote substantially full time to your employment duties (except because of illness or Disability), (7) insubordination, (8) an act or omission that is contrary to the direction of your supervisor, if such direction relates to your duties to the Company, its Parent or any of its Subsidiaries that are reasonably performable, or (9) violation of the applicable Code of Conduct.

(c) If your employment terminates by reason of your death, 100% of your vested Option that was not otherwise forfeited or expired pursuant to this Agreement shall be immediately exercisable by your legal representative or the person(s) to whom your rights shall pass by will or by the laws of descent and distribution until the later of: (i) 85 days following the date of your death or (ii) December 27th of the calendar year in which you die ((i) and (ii) are collectively referred to as the “Estate’s Exercise Period”) provided that, notwithstanding the Estate’s Exercise Period, the Option shall no longer be exercisable after the Expiration Date. The Company must receive the Notice of Exercise before the expiration of the Estate’s Exercise Period or, if earlier, by the Expiration Date, in order for your Option to be deemed exercised under this Section 5(c). Your Option shall be forfeited and no longer exercisable upon the close of business on the dates specified in the preceding sentence.

(d) If your employment terminates by reason of your Disability, 100% of your vested Option that was not otherwise forfeited or expired pursuant to this Agreement shall be immediately exercisable by you until the later of: (i) 85 days following the date of your termination or (ii) December 27th of the calendar year in which such termination occurs ((i) and (ii) are collectively referred to as the “Disability Exercise Period”); provided that, notwithstanding the Disability Exercise Period, the Option shall no longer be exercisable after the Expiration Date. For purposes of this Agreement, you shall be deemed to be “Disabled” and to have a “Disability” if you are permanently and totally disabled as a result of a physical or mental disability (within the meaning of Section 22(e) of the Internal Revenue Code), as determined by a medical doctor satisfactory to the Committee. If you die during the Disability Exercise Period or, if earlier, prior to the Expiration Date, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right to exercise your vested Option until the expiration of the Disability Exercise Period or, if earlier, the Expiration Date. The Company must receive your Notice of Exercise before the expiration of the Disability Exercise Period or, if earlier, by the Expiration Date following the date of your termination due to Disability in order for your Option to be deemed exercised under this Section 5(d). Your Option shall be forfeited and no longer exercisable upon the close of business on the dates specified in the preceding sentence.

IV. A new Section 13 shall be included in the Stock Option Agreement to read as follows:

Section 409A.

(a) It is intended that the payments provided under this Agreement shall be in compliance with Section 409A, and the terms of this Agreement are to be interpreted and construed accordingly. The exercise periods described in Sections 4 and 5 of this Agreement shall run off the earliest of the events described in Sections 4 and 5 to occur and the exercise periods shall not be extended due to an intervening event. For example, if there is a Change in Control and a subsequent termination of your employment by the Company without Cause, the exercise period for the Change in Control will be the controlling exercise period and the exercise period for a termination of employment without Cause under Section 5(a)(i) will be disregarded. If the exercise periods described in Sections 4 and 5 of this Agreement or the Delayed Exercise Period (defined in Section 13(b)) begin in one taxable year and end in the subsequent tax year, to the extent required under Section 409A, any exercise of your Option shall be made in the subsequent tax year. Neither the Company nor you shall have the right to accelerate or defer the delivery of any payments under this Agreement except to the extent specifically permitted by Section 409A.

(b) If at the time your involuntary separation from service under Section 5(a)(i) of this Agreement becomes effective, you are a “specified employee” (as defined under Code Section 409A), to the extent then applicable, the exercise period for your Option under Section 5(a)(i) shall be tolled until the earlier of (i) the first business day of the first calendar month following the six-month anniversary of the date when your separation from service becomes effective, and (ii) the date of your death (Sections 13(i) and (ii) are collectively referred to as the “Delayed Period”). On the earlier of (A) the first business day of the first calendar month following the six-month anniversary of the date your separation from service under Section 5(a)(i) becomes effective, and (B) the date of your death, the exercise period shall commence and your Option shall be exercisable until the later of (I) 85 days or (II) December 27th of the calendar year in which the Delayed Period ends (the “Delayed Exercise Period”); provided that, notwithstanding the Delayed Exercise Period, the Option shall no longer be exercisable after the Expiration Date. If you die during the Delayed Period, the Delayed Exercise Period or, if earlier, prior to the Expiration Date, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right to exercise your vested Option until the expiration of the Delayed Exercise

Period or, if earlier, the Expiration Date. The Company must receive the Notice of Exercise before the expiration of the Delayed Exercise Period or, if earlier, by the Expiration Date, in order for your Option to be deemed exercised under this Section 13(b). Your Option shall be forfeited and no longer exercisable upon the close of business on the dates specified in the preceding sentence.

(c) In the event that you incur additional tax and/or penalties under Section 409A as a result of a violation of Section 409A under this Agreement, the Company shall reimburse you for (1) the 20% additional income tax described in Section 409A(a)(1)(B)(i)(II) of the Code (to the extent that you incur the additional 20% additional income tax as a result of such a violation), (2) any interest or penalties that are assessed, as described in Section 409A(a)(1)(B)(i)(I), and (3) any excise tax assessed by a state or local taxing authority (to the extent you incur such excise tax) due to such Section 409A violation under this Agreement (the amounts described in (c)(1), (c)(2), and (c)(3) are collectively referred to as the “Section 409A Tax”). In addition, in the event you are required to pay the Section 409A Tax, the Company shall make a payment (the “Section 409A Gross-Up Payment”) to you such that the net amount you retain, after paying any federal, state or local income tax or FICA/HI tax on the Section 409A Gross-Up Payment, shall be equal to the Section 409A Tax. The Company’s reimbursement with respect to your payment of the Section 409A Tax and the Gross-Up Payment shall be payable to you after you submit documentation acceptable to the Company that evidences that the Section 409A Tax was paid by you. You must request reimbursement for the Section 409A Tax and payment of the Gross-Up Payment no later than 60 days prior to December 31st of the calendar year following the calendar year in which you paid the Section 409A Tax. Any reimbursement and Gross-Up Payment shall be made no later than December 31st of the calendar year following the calendar year in which you pay the Section 409A Tax. You agree to notify the Company within five (5) days after receiving a notice from the IRS or other taxing authority regarding a tax assessment with respect to a violation of Section 409A under this Agreement. The Company shall have the right to contest the Section 409A Tax and you agree to reasonably cooperate with measures identified by the Company that are intended to mitigate the Section 409A Tax.

This Amendment No. 1 is hereby adopted by the undersigned with respect to each of the outstanding Stock Option Agreements issued under the Plan to the Option Holder, effective December 31, 2012.

COVISINT CORPORATION

/s/ Daniel S. Follis, Jr.
By:	Daniel S. Follis, Jr.
Its:	Secretary